UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2023

General Electric Company

(Exact name of registrant as specified in its charter)

New York	001-00035	14-0689340
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Financial Center, Suite 3700, Boston, MA		02111
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code) (617) 443-3000

   5 Necco Street, Boston, MA, 02210

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	GE	New York Stock Exchange
1.250% Notes due 2023	GE 23E	New York Stock Exchange
0.875% Notes due 2025	GE 25	New York Stock Exchange
1.875% Notes due 2027	GE 27E	New York Stock Exchange
1.500% Notes due 2029	GE 29	New York Stock Exchange
7 1/2% Guaranteed Subordinated Notes due 2035	GE /35	New York Stock Exchange
2.125% Notes due 2037	GE 37	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2023, General Electric Company (“GE”) announced that Rahul Ghai, 51, will become Senior Vice President and Chief Financial Officer of GE effective September 1, 2023, succeeding Carolina Dybeck Happe. Mr. Ghai will assume this role in addition to his current responsibilities as Chief Financial Officer of GE Aerospace.

Mr. Ghai has been Chief Financial Officer of GE Aerospace, a division of GE, since August 2022. Prior to joining GE Aerospace, Mr. Ghai served as Executive Vice President and Chief Financial Officer of Otis Worldwide Corporation, an elevator and escalator manufacturing, installation and service company, from July 2019 to August 2022. Prior to that, Mr. Ghai served as Senior Vice President and Chief Financial Officer of Harris Corporation (which now operates as L3Harris Technologies, Inc.), a technology company and defense contractor, from 2016 to July 2019.

Ms. Dybeck Happe is expected to remain a Senior Vice President for a period of time after September 1, 2023 to assist with the CFO transition and the ongoing work to prepare for GE’s planned spin-off of GE Vernova in early 2024. To facilitate the transition and secure her continuing assistance, GE and Ms. Dybeck Happe agreed that she will remain eligible for the severance benefits under her existing Employment Agreement and applicable equity award agreements if she resigns for “Good Reason” on or before February 14, 2024 as a result of the CFO transition. This amendment, which also specifies reductions to Ms. Dybeck Happe’s salary and future eligibility for bonus and equity awards following the CFO transition effective date, is attached as Exhibit 10 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10	Amendment No. 2 to Employment Agreement between Carolina Dybeck Happe and General Electric Company and Amendment No. 1 to GE Performance Stock Unit Grant Agreement for Carolina Dybeck Happe, dated May 17, 2023.

104	The cover page from this Form 8-K, formatted in Inline XBRL.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: May 18, 2023	/s/ Brandon Smith
Brandon Smith
Vice President, Chief Corporate, Securities & Finance Counsel

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